Exhibit 4.5

EXECUTION COPY

ARGOSY GAMING COMPANY

7% SENIOR SUBORDINATED NOTES DUE 2014

INDENTURE

Dated as of February 12, 2004

J.P. Morgan Trust Company,

National Association

Trustee

i

EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

INDENTURE dated as of February 12, 2004 between Argosy Gaming Company, a Delaware corporation (the “Company”), and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7% Senior Subordinated Notes due 2014 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                                Definitions.

“9% Notes” means the 9% Senior Subordinated Notes due 2011 of the Company.

“10 3/4% Notes” means the 10 3/4% Senior Subordinated Notes due 2009 of the Company.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14 and Article 4 hereof, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)                                  the net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period;

(2)                                  the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(3)                                  any net income of any Restricted Subsidiary if the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except that:

(A)                              the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause (3) and provided such ability is not due to a waiver of such restriction) and

(B)                                the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Adjusted Consolidated Net Income regardless of such restriction;

(3)                                  any gains or losses (on an after-tax basis) attributable to Asset Sales;

(4)                                  all extraordinary gains and extraordinary losses and any premium, fees and expenses payable in connection with the offering of the Notes and the 9% Notes, the repurchase of the 10 3/4% Notes and the initial establishment of the Credit Facility;

(5)                                  any non cash impairment loss determined in accordance with GAAP related to the carrying value of assets owned by the Company or its Restricted Subsidiaries as of July 31, 2001 that are recorded in the ordinary course of business and are being used by the Company or have been replaced by other comparable assets of the Company or its Restricted Subsidiaries;

(6)                                  the cumulative effect of a change in accounting principles; and

(7)                                  upon the occurrence and during the continuance of a Trigger Event, the net income of Empress Casino Corporation, except to the extent of the management fee paid to the Company or a Restricted Subsidiary of the Company other than Empress Casino Corporation pursuant to the terms of the Management Agreement during such period.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means

(1)                                  an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries;

(2)                                  an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; or

(3)                                  the occurrence of a Reverse Trigger Event.

“Asset Disposition” means

(1)                                  the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of

(A)                              all or substantially all of the Capital Stock of any Restricted Subsidiary; or

(B)                                all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries; or

(2)                                  the occurrence of a Trigger Event.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

(1)                                  all or any of the Capital Stock of any Restricted Subsidiary;

(2)                                  all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3)                                  any other property and assets (other than the Capital Stock of or other Investment in an Unrestricted Subsidiary) that is outside the ordinary course of business of the Company or any of its Restricted Subsidiaries,

in each case, other than a sale of all or substantially all of the assets of the Company in compliance with Section 5.01; provided that “Asset Sale” shall not include:

(1)                                  sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business,

(2)                                  sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.07 or Investments permitted pursuant to clause (6) of the definition of Permitted Investments,

(3)                                  sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received are invested in accordance with Section 4.10(b)(1)(B),

(4)                                  the occurrence of a Trigger Event,

(5)                                  sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $10.0 million in any transaction or series of related transactions, or

(6)                                  sales, transfers or other dispositions of furniture, fixtures or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)                                  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means the occurrence of any of the following:

(1)                                  a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a group comprised of one or more Excluded Persons becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(2)                                  individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination by the Board of Directors of the Company for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office;

(3)                                  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

(4)                                  the adoption of a plan relating to the liquidation or dissolution of the Company.

“Clearstream” means Clearstream Banking, S.A.

“Closing Date” means the date on which the Notes are originally issued under this Indenture.

“Company” means Argosy Gaming Company, and any and all successors thereto.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1)                                  Consolidated Interest Expense,

(2)                                  income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets),

(3)                                  depreciation expense,

(4)                                  amortization expense,

(5)                                  all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income (other than normal recurring accruals of revenue in the ordinary course of business and reversals of prior accruals and reserves for cash items previously excluded from Consolidated EBITDA pursuant to this clause (5)), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP and

(6)                                  any premium, fees and expenses payable in connection with the repurchase and refinancing of the 9% Notes;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (1) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (2) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

Notwithstanding the preceding provisions, upon the occurrence and during the continuance of a Trigger Event for purposes of determining the Consolidated EBITDA attributable to Empress Casino Corporation, the Company shall (i) add to Adjusted Consolidated Net Income only the Consolidated Interest Expense and income taxes of Empress Casino Corporation that are permitted to be distributed to the Company pursuant to the Trust Agreements and (ii) not add to Adjusted Consolidated Net Income any depreciation and amortization expenses or other non cash items reducing Adjusted Consolidated Net Income of Empress Casino Corporation.

“Consolidated Interest Expense” means, for any period, the aggregate amount of:

(1)                                  interest in respect of Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, amortization of original issue discount on any such Indebtedness, the interest portion of any deferred payment obligation and imputed interest with respect to Attributable Debt, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements);

(2)                                  all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period;

(3)                                  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; and

(4)                                  the product of (1) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Capital Stock payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

excluding, however:

(1)                                  any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

(2)                                  any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, the repurchase of the 10 3/4% Notes and the 9% Notes and the amendment of the Credit Facility on the date of this Indenture, any amortization of premiums, fees and expenses incurred prior to the date of this Indenture in connection with the initial establishment of, and subsequent amendments to, the Credit Facility, the offering of the 9% Notes and any other amortization of debt issuance costs, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means the Second Amended and Restated Credit Agreement dated as of July 31, 2001, among the Company, certain subsidiaries of the Company, as co-borrowers, and Wells Fargo Bank, N.A., as administrative agent and the lenders referred to therein, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such Credit Facility (including, without limitation, any Guarantees and security documents), in each case as such Credit Facility or such agreements, instruments or documents may be amended, supplemented, extended, renewed, refinanced or otherwise modified from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Senior Indebtedness” means

(1)                                  any Indebtedness outstanding under the Credit Facility (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the

Credit Facility, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (2) below) and

(2)                                  any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $50 million and that had been specifically designated by the Company as “Designated Senior Indebtedness.”

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is

(1)                                  required to be redeemed prior to the Stated Maturity of the Notes,

(2)                                  redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or

(3)                                  convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.14 such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.14.

“Empress Casino Joliet” means the Empress Casino and Hotel located in Joliet, Illinois or any successor casino or hotel/casino.

“Empress Casino Corporation” means Empress Casino Corporation, an Illinois corporation that owns and operates Empress Casino Joliet, or any successor in interest thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company pursuant to (1) an effective registration statement under the Securities Act or (2) a private placement to Persons who are not Affiliates of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Persons” means William F. Cellini, F. Lance Callis, Jimmy F. Gallagher, James B. Perry, John B. Pratt, Sr. and Stephanie Pratt, each of such person’s immediate family or a trust or similar entity existing solely for the benefit of such person or such person’s immediate family.

“Existing Indentures” means collectively the July 2001 Indenture and that certain Indenture, dated as of June 8, 1999 (as such Indenture may be amended or supplemented) among the company, as issuer, certain subsidiaries of the Company, as subsidiary guarantors, and J.P. Morgan Trust Company, National Association, as trustee.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“FF&E Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of this Indenture of furniture, fixtures or equipment (“FF&E”) used directly in the operation of any of the Company’s casinos and secured solely by a Lien on such FF&E, which Indebtedness has a principal amount not to exceed 100% of the cost of the FF&E so purchased or leased.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.  All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of the United States or foreign government, any state province or any city or other political subdivision, or any officer of official thereof, including the Illinois Gaming Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Missouri Gaming Commission and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

“Gaming License” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct the present and future gaming activities of the Company and its Subsidiaries.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)                                  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)                                  all indebtedness of such Person for borrowed money;

(2)                                  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                  all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(4)                                  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5)                                  all Capitalized Lease Obligations and Attributable Debt;

(6)                                  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (1) the Fair Market Value of such asset at such date of determination and (2) the amount of such Indebtedness;

(7)                                  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8)                                  to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A)                              the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B)                                money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest and

(C)                                Indebtedness shall not include any liability for federal, state, local or other taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $350,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Lyonnais Securities (USA) Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the “Four Quarter Period”) to (2) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries during such Four Quarter Period.  In making the foregoing calculation:

(A)                              pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period (and pro forma effect shall be given to eliminate interest attributable to any Indebtedness which has been defeased either pursuant to a “covenant defeasance” or “legal defeasance” in accordance with the instrument under which it was incurred);

(B)                                Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C)                                pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D)                               pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (3) or (4) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable or prepaid items on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)                                  the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and

(2)                                  the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary; provided, however that “Investment” shall not include the occurrence of a Trigger Event.

For purposes of the definition of “Unrestricted Subsidiaries,” clause (6) of the definition of “Permitted Investment” and Section 4.07, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

“July 2001 Indenture” means that certain Indenture, dated as of July 31, 2001 (as such Indenture may be amended or supplemented) among the Company, as issuer, certain subsidiaries of the Company, as subsidiary guarantors, and J.P. Morgan Trust Company, National Association, as trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (inducing, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Management Agreement” means the Management Agreement to be entered into between Argosy Illinois Corporation and Empress Casino Joliet Corporation upon a Trigger Event pursuant to the terms of the Trust Agreements.

“Material Casino” means any casino of the Company or its Restricted Subsidiaries that represents in excess of 10% of Consolidated EBITDA of the Company and its Restricted Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(1)                                  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(A)                              brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

(B)                                provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

(C)                                payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (1) is secured by a Lien on the property or assets sold or (2) is required to be paid as a result of such sale and

(D)                               appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and

(2)                                  with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or initial purchasers’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any of its Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (2) is directly or indirectly liable as a guarantor or otherwise;

(2)                                  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)                                  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries;

provided that:

(1)                                  the guarantee by the Company or a Restricted Subsidiary of the completion of the development, construction and opening of a new or expanded gaming facility by an Unrestricted Subsidiary of the Company and

(2)                                  the agreement by the Company or a Restricted Subsidiary to advance funds, property or services on behalf of an Unrestricted Subsidiary in order to maintain the financial condition of such Unrestricted Subsidiary in connection with the development, construction and opening of a new or expanded gaming facility by such Unrestricted Subsidiary, in each case with respect to an Unrestricted Subsidiary whose sole purpose is to develop, construct and operate a new or expanded gaming facility, will not cause Indebtedness to constitute Indebtedness other than Non-Recourse Debt and will not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)                                  the section hereof pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)                                  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3)                                  that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)                                  that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

On the Payment Date, the Company shall

(1)                                  accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(2)                                  deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

(3)                                  deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly mail to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered, provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company will comply with Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such compliance.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Asset Swap” means an exchange of assets by the Company or one of its Restricted Subsidiaries for:

(1)                                  one or more Permitted Businesses;

(2)                                  a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; and/or

(3)                                  long-term assets that are used in a Permitted Business in a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code or any similar or successor provision of the Internal Revenue Code or a reverse like-kind exchange as described in Revenue Procedure 2000-37.

“Permitted Business” means a casino or gaming business, businesses ancillary, complementary or reasonably related thereto and reasonable extensions thereof.

“Permitted Investment” means:

(1)                                  an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person’s primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

(2)                                  Temporary Cash Investments;

(3)                                  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)                                  stock, obligations or securities received in satisfaction of judgments;

(5)                                  Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

(6)                                  Investments in a Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries if:

(A)                              the Company would, at the time such Investment is made and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) and

(B)                                (i) immediately after giving effect to such Investment, the Company or a Restricted Subsidiary will own at least 50% of the total voting power of the Voting Stock of such Person, and will control the day-to-day operations of such Person pursuant to a management contract or otherwise; or (ii) with respect to any Person that is a Native American tribe or an agency or instrumentality thereof, there is in effect a written agreement which has been approved by all required gaming authorities, pursuant to which the Company or one of its Restricted Subsidiaries will manage such tribe’s gaming activities at the facility or facilities for which the Investment is being made in exchange for customary fees and reimbursements;

provided that, if an Investment in any Person made pursuant to this clause (6) would, at any time after the date such Investment is made, cease to qualify as a Permitted Investment under this clause (6) due to a failure to satisfy the requirements of the preceding clause (B), then the Company will be deemed to have made an Investment equal to the value of the Company’s Investment in such Person less the net reduction in such Investment resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (valued in each case as provided in the definition of “Investment”) and such Investment will be subject to compliance with and included in calculating whether the conditions of Section 4.07(a)(C) have been met with respect to any subsequent Restricted Payments;

(7)                                  Investments in any Person the primary business of which is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries; provided that at the time of such Investment the aggregate amount of such Investments pursuant to this clause (7) does not exceed $80.0 million; provided further that if an Investment is made pursuant to this clause (7) in a Person that after the date of such Investment meets the requirements of clause (6) above, such Investment shall thereafter be deemed to have been made under clause (6) above and shall cease to have been made pursuant to this clause (7);

(8)                                  early retirement of Indebtedness outstanding as of July 31, 2001 owed to former shareholders of Jazz Enterprises Inc.; and

(9)                                  other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $25.0 million; provided that if an Investment is made pursuant to this clause (9) in a Person that after the date of such Investment meets the requirements of clause (6) above, such Investment shall thereafter be deemed to have been made under clause (6) above and shall cease to have been made pursuant to this clause (9).

“Permitted Junior Securities” means:

(1)                                  Equity Interests in the Company or any Subsidiary; or

(2)                                  debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness under this Indenture.

“Permitted Liens” means

(1)                                  Liens securing obligations under Senior Indebtedness that is permitted to be incurred pursuant to this Indenture including, without limitation, the Credit Facility;

(2)                                  Liens existing on the Closing Date;

(3)                                  Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

(4)                                  Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(5)                                  statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(6)                                  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(7)                                  Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(8)                                  easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(9)                                  Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that

(A)                              such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.09, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

(B)                                the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and

(C)                                any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(10)                            leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(11)                            Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(12)                            any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(13)                            Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(14)                            Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(15)                            Liens in favor of the Company or any Restricted Subsidiary, other than Liens securing intercompany Indebtedness incurred under Section 4.09(b)(2);

(16)                            Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(17)                            Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(18)                            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(19)                            Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(20)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(21)                            Liens on or sales of receivables;

(22)                            Liens securing obligations under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; and

(23)                            Liens in addition to the foregoing incurred in the ordinary course of business provided that the amount of the obligations secured by such Liens does not exceed in the aggregate $10.0 million at any one time outstanding and that

(A)                              such Liens are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

(B)                                such Liens do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or any of its Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 12, 2004, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any

Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Representative” means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reverse Trigger Event” means after the occurrence of a Trigger Event, the transfer of the shares of the capital stock of Empress Casino Corporation to the Company or a Restricted Subsidiary of the Company pursuant to the terms of the Trust Agreements.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means the following obligations of the Company, whether outstanding on the Closing Date or thereafter Incurred:

(1)                                  all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest, reimbursement obligations under letters of credit and indemnities payable in connection therewith) of the Company (or in respect of) the Credit Facility or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Facility; provided, however, notwithstanding anything to the contrary in this clause (1), Senior Indebtedness shall not include any Indebtedness of the Company, to the extent not permitted by Sections 4.09 or 4.15; and

(2)                                  all other Indebtedness and all other monetary obligations of the Company (other than the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is on a parity with, or subordinated in right of payment to, the Notes; provided, however, notwithstanding anything to the contrary in this clause (2), Senior Indebtedness shall not include:

(A)                              any Indebtedness of the Company that, when Incurred, was without recourse to the Company,

(B)                                any Indebtedness of the Company to a Subsidiary of the Company, or to a joint venture in which the Company has an interest,

(C)                                any Indebtedness of the Company, to the extent not permitted by Section 4.09 or 4.15,

(D)                               any repurchase, redemption or other obligation in respect of Disqualified Stock,

(E)                                 any Indebtedness to any employee of the Company or any of its Subsidiaries,

(F)                                 any liability for taxes owed or owing by the Company or any of its Subsidiaries or

(G)                                any Trade Payables.

“Senior Subordinated Obligations” means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that, together with its Subsidiaries:

(1)                                  for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or

(2)                                  as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and, notwithstanding the occurrence of a Trigger Event, shall continue to include Empress Joliet Corporation during the term of the Trust Agreements.

“Temporary Cash Investment” means any of the following:

(1)                                  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(2)                                  demand deposit accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)                                  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(5)                                  securities with maturities of one year or less from the date of acquisition issued or fully and conditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6)                                  other dollar denominated securities issued by any Person incorporated in the United States rated at least “A” or the equivalent by S&P or at least “A2” or the equivalent by Moody’s and in each case either (A) maturing not more than one year after the date of acquisition or (B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trigger Event” means the transfer of shares of capital stock of Empress Casino Corporation into trust pursuant to the terms of the Trust Agreements.

“Trust Agreements” means the Transfer of Ownership Agreement by and among the Company, Empress Casino Corporation and the Illinois Gaming Board and the Trust Agreement by and between the Company and LaSalle Bank National Association, each dated as of July 24, 2001, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such agreements, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed or otherwise modified from time to time.

“Trustee” means J.P. Morgan Trust Company, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, and

(2)                                  any Subsidiary of an Unrestricted Subsidiary;

provided that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such section.

“U.S. Government Obligations” means securities that are

(1)                                  direct obligations of the United States of America for the payment of which its full faith and credit is pledged or

(2)                                  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Governmental Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02                                Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.11
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10

Term	Defined in Section

“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Blockage Notice”	10.03
“Purchase Date”	1.01
“Registrar”	2.03
“Restricted Payments”	4.07
“Suspended Covenants”	4.19

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  “will” shall be interpreted to express a command;

(6)                                  provisions apply to successive events and transactions; and

(7)                                  references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                                Form and Dating.

(a) General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Execution and Authentication.

An Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver:  (i) on the date hereof, an aggregate principal amount of $350.0 million 7% Senior Subordinated Notes due 2014, (ii) Additional Notes issued in compliance with Section 2.14 hereof for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a registration rights agreement, for a like principal amount of Initial Notes or Additional Notes.  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03                                Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                                Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the

Holders and the Company shall otherwise comply with TIA § 312(a).  The Trustee, the Registrar and the Company shall provide a current list of all Holders to any Gaming Authority upon demand.

Section 2.06                                Transfer and Exchange.

(a)  Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)                                  the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)                                  the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                  there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)  Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                              both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                                both:

(iii)                               a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(iv)                              instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted

Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a

Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                 if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the 144A Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of

Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                                any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an

Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                  one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)                                  Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)         Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL

BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ARGOSY GAMING COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE).  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                  Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)         Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)             General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06,  4.10, 4.14 and 9.05 hereof).

(3)                                  The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or upon the order of any Gaming Authority.

(4)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                  Neither the Registrar nor the Company will be required:

(A)                              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                                to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                                  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Company.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                                CusiP Numbers.

The Company in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other numbers.

Section 2.14                                Issuance of Additional Notes.

The Company shall be entitled, from time to time, subject to its compliance with Article 4, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Closing Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws).  The Initial Notes issued on the Closing Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

(3)                                  whether such Additional Notes shall be Restricted Notes or shall be issued in the form of Exchange Notes.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, a reasonable time prior to the redemption notice period set forth in Section 3.03 or such other time as shall be required by order of any applicable Gaming Authority, an Officers’ Certificate setting forth:

(1)                                  the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                  the redemption date;

(3)                                  the principal amount of Notes to be redeemed; and

(4)                                  the redemption price.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis except:

(1)                                  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                  if otherwise required by law.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                Notice of Redemption.

Subject to the provisions of Section 4.10, at least 30 days but not more than 60 days before a redemption date or such other time as shall be required by order of any applicable Gaming Authority, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(1)                                  the name and address of the Paying Agent;

(2)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(3)                                  that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(4)                                  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(5)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, pursuant to Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                                                     Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05                                Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                                Optional Redemption.

(a)          At any time prior to January 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 107.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), with the Net Cash Proceeds of one or more Equity Offerings; provided that:

(1)                                  at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)                                  the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(b)         Except pursuant to Section 3.07(a), the Notes will not be redeemable at the Company’s option prior to January 15, 2009.

(c)          On or after January 15, 2009, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date (subject to the right of Holders on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08                                Gaming Redemption.

Notwithstanding any other provision of this Indenture, if any Gaming Authority:

(1)                                  requests or requires a Holder or Beneficial Owner of Notes to appear before, submit to the jurisdiction of or provide information to, such Gaming Authority and such Holder or Beneficial Owner either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time; or

(2)                                  determines that any Holder or Beneficial Owner of Notes is not suitable or qualified with respect to beneficial ownership of the Notes,

then the Company may:

(1)                                  require that such Holder or Beneficial Owner dispose of its Notes within 30 days (or such earlier date as required by the Gaming Authority) of (1) the termination of the 30-day period described in this Section 3.08 for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (2) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner will not be licensed, qualified or found suitable; or

(2)                                  redeem the Notes of such Holder or Beneficial Owner at a price equal to the lesser of (1) the price at which such Holder or Beneficial Owner acquired such Notes or (2) the Fair Market Value of such Notes or, if the Notes are listed on a national securities exchange, the last reported sale price on the date the Company notifies such Holder or Beneficial Owner of the redemption.

Immediately upon a determination that a Holder or Beneficial Owner will not be licensed, qualified or found suitable, the Holder or Beneficial Owner will have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes.  The Holder or Beneficial Owner applying for a license, qualification or finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

Section 3.09                                Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4
COVENANTS

Section 4.01                                Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02                                Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03                                Reports.

(a)          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:

(1)                                  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the Company’s delivery obligations.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants.  The Company will file a copy of each of the reports referred to in Section 4.03(a)(1) and (2) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports

(unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Company will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(b)         For so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs of this Section 4.03, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04                                Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)         So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05                                Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06                                Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                                              Restricted Payments.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on or with respect to the Company’s or any Restricted Subsidiary’s Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Restricted Subsidiaries,

(2)                                  purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Subsidiary of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person;

(3)                                  make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes, as the case may be; or

(4)                                  make any Investment, other than a Permitted Investment in any Person (such payments or any other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively “Restricted Payments”);

if, at the time of and after giving effect to the proposed Restricted Payment:

(A)                              a Default or Event of Default shall have occurred and be continuing,

(B)                                the Company could not Incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) or

(C)                                the aggregate amount of all Restricted Payments, including Investments deemed to be made pursuant to the proviso set forth in clause (6) of the definition of “Permitted Investments,” (the amount of any Restricted Payment with a Fair Market Value in excess of $5.0 million, if other than in cash, to be determined in good faith by the Board of Directors whose determination shall be conclusive and evidenced by a resolution of the Board of Directors), made from and after July 1, 1999 shall exceed the sum, without duplication, of

(I)                                    50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on July 1, 1999 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee; plus

(II)                                the aggregate Cash Proceeds received by the Company after July 1, 1999 from the issuance and sale permitted by this Indenture (or in the case of an issuance or sale occurring prior to the date of this Indenture, permitted by the Existing Indentures) of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture (or in the case of an issuance or sale occurring prior to the date of this Indenture, permitted by the Existing Indentures) of convertible or exchangeable Indebtedness of the Company for cash after July 1, 1999 upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance after July 1, 1999 to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

(III)                            an amount equal to the net reduction in Investments made after July 1, 1999 and treated as Restricted Payments under this Indenture or the Existing Indentures in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or to the extent that any Unrestricted Subsidiary of the Company designated as such after July 1, 1999 is redesignated as a Restricted Subsidiary, an amount equal to the value of the Company’s Investment in such Unrestricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary that were treated as Restricted Payments under this Indenture or the Existing Indentures.

(b)         The foregoing provision shall not be violated by reason of:

(1)                                  the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing provision of this Indenture;

(2)                                  the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under Section 4.09(b)(3);

(3)                                  the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(4)                                  the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

(5)                                  payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all of the property and assets of the Company;

(6)                                  pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders;

(7)                                  the redemption or repurchase of any debt or equity securities of the Company or any Restricted Subsidiary required by, and in accordance with any order of any Gaming Authority, provided, that the Company has used its reasonable best efforts to effect a disposition of such securities to a third-party and has been unable to do so; or

(8)                                  other Restricted Payments in an aggregate amount not to exceed $80.0 million;

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment made subsequent to July 1, 1999 and permitted pursuant to Section 4.07(b) (other than Restricted Payments referred to in clause (2) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof), the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) and, Investments deemed to be made pursuant to the proviso set forth in clause (6) of the definition of “Permitted Investments,” shall be included in calculating whether the conditions of Section 4.07(a)(C) have been met with respect to any subsequent Restricted Payments.  In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in Section 4.07(a)(C) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Section 4.08                                Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

(2)                                  pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)                                  make loans or advances to the Company or any other Restricted Subsidiary; or

(4)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)         The restrictions in Section 4.08(a) will not restrict any encumbrances or restrictions:

(1)                                  existing on the Closing Date in the Credit Facility, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2)                                  existing under or by reason of applicable law or by order of any Gaming Authority;

(3)                                  imposed pursuant to the Trust Agreements upon the occurrence of a Trigger Event;

(4)                                  existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(5)                                  in the case of Section 4.08(a)(4);

(A)                              that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)                                existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or

(C)                                arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(6)                                  with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

(7)                                  contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)                              the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement;

(B)                                the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Company); and

(C)                                the Company determines that any such encumbrance or restriction will not affect the Company’s ability to make principal or interest payments on the Notes.

(c)          Nothing contained in this Section 4.08 shall prevent the Company or any Restricted Subsidiary from:

(1)                                  creating, incurring, assuming or suffering to exist any Liens otherwise permitted pursuant to Section 4.12 of this Indenture; or

(2)                                  restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 4.09                                Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)          The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and any guarantees thereof issued on the Closing Date and other Indebtedness existing on the Closing Date) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided that the Company may Incur Indebtedness or issue Disqualified Stock and the Company’s Restricted Subsidiaries may Incur Indebtedness or issue Disqualified Stock if, after giving effect to the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

(b)         Notwithstanding the provisions of Section 4.09(a), the Company and any Restricted Subsidiary (except as specified below) may Incur the following Indebtedness (collectively, “Permitted Debt”):

(1)                                  Indebtedness and letters of credit under the Credit Facility in an aggregate principal amount at any one time outstanding under this Section 4.09(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $675.0 million less any amount of such Indebtedness permanently repaid pursuant to Section 4.10;

(2)                                  Indebtedness owed to the Company evidenced by a promissory note or to any Restricted Subsidiary; provided that:

(a)          if the Company is the obligor on such Indebtedness and the payee is not the Company, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Senior Subordinated Obligations with respect to the Notes; and

(b)         any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Section 4.09(b)(2);

(3)                                  Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under Section 4.09(a) or clauses (5), (6), (8), (9) and (10) of this Section 4.09(b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this Section 4.09(b)(3) if:

(a)                                  in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

(b)                                 in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

(c)                                  such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

and provided further that in no event may Indebtedness of the Company that is pari passu or subordinated in right of payment to the Notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this Section 4.09(b)(3);

(4)                                  Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (I) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (II) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(5)                                  the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Indenture;

(6)                                  Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes pursuant to Article 8;

(7)                                  Guarantees of Indebtedness of the Company or a Restricted Subsidiary by the Company that was permitted to be incurred by another provision of this Section 4.09;

(8)                                  Indebtedness of the Company or a Restricted Subsidiary that is (A) Incurred in connection with the construction of any new facility or facilities related to the gaming business or any related business of the Company or any Restricted Subsidiary or in connection with the expansion by the Company or any Restricted Subsidiary of any of its existing facilities or (B) FF&E Indebtedness; provided that the amount of such Indebtedness in the aggregate outstanding at any time, including all refinancings, replacements and refundings thereof, will not exceed $75.0 million;

(9)                                  Indebtedness evidenced by the 9% Notes; and

(10)                            Indebtedness of the Company (in addition to Indebtedness permitted under clauses (1) through (9) of this Section 4.09(b)) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $35.0 million.

(c)                                  Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.  For purposes of determining any particular amount of Indebtedness under this Section 4.09,

(1)                                  Indebtedness incurred under the Credit Facility on or prior to the Closing Date shall be treated as Incurred pursuant to this Section 4.09(b)(1); and

(2)                                  Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness which is included in the determination of such particular amount shall not be included.

(d)                                 For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses (other than Indebtedness referred to in clause (1) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Section 4.10                                                Asset Sales.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

(1)                                  the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and

(2)                                  at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of the Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

Notwithstanding the immediately preceding paragraph of this Section 4.10, the Company and its Restricted Subsidiaries will be permitted to consummate a Permitted Asset Swap without complying with such paragraph if (i) immediately after giving effect to such Permitted Asset Swap, the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) and (ii) the Company or the applicable Restricted Subsidiary, as the case may be, receives assets at the time of such Permitted Asset Swap of a value at least equal to the fair market value of the assets or other property sold or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, or, in the event that the fair market value of such Permitted Asset Swap exceeds $100.0 million, such fair market value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby).

(b)         Within twelve months after the receipt of any Net Cash Proceeds from one or more Asset Sales occurring on or after the Closing Date, the Company shall or shall cause the relevant Restricted Subsidiary to:

(1)                                  (A)  apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment; and

(2)                                  apply (no later than the end of the 12-month period referred to in this Section 4.10(b)) such excess Net Cash Proceeds (to the extent not applied pursuant to Section 4.10(b)(1)) as provided in the following paragraph of this Section 4.10.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in this Section 4.10(b) and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $25.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest and Additional Interest, if any, to the Payment Date.  If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis.  Upon the completion of any such Offers to Purchase, regardless of the amount of Notes validly tendered, the amount of Excess Proceeds shall be reset to zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to this Section 4.10.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11                                Transactions with Affiliates.

(a)          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 10% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each an “Affiliate Transaction”), unless:

(1)                                  such Affiliate Transaction is on fair and reasonable terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of execution of the agreement providing therefor, in a comparable transaction by the Company or such Subsidiary with a Person that is not such a holder or an Affiliate; and

(2)                                  the Company delivers to the Trustee:

(a)          with respect to any transaction or series of related transactions the aggregate amount of which exceeds $5.0 million in value, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)         The provisions of Section 4.11(a) do not limit, and shall not apply to:

(1)                                  any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

(2)                                  the payment of reasonable and customary regular fees and indemnities to directors of the Company who are not employees of the Company;

(3)                                  any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(4)                                  any sale of shares of Capital Stock (other than Disqualified Stock) of the Company; or

(5)                                  any Restricted Payments not prohibited by Section 4.07.

Section 4.12                                             Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13                                             Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                  its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)                                  the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14                                Offer to Repurchase Upon Change of Control.

Within 30 days of the occurrence of a Change of Control, the Company shall commence and consummate an Offer to Purchase all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

Section 4.15                                Limitation on Senior Subordinated Indebtedness.

The Company shall not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes; provided that the foregoing limitation shall not apply to distinctions between categories of Senior Indebtedness of the Company that exist by reason of any Liens or Guarantees arising or created in respect of some but not all such Senior Indebtedness.

Section 4.16                                Payments for Consent.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17                              Designation of Restricted and Unrestricted Subsidiaries.

(a)          The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that:

(1)                                  the value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary being so designated will be deemed to be an Investment made by the Company or such Restricted Subsidiary as of the time of such designation,

(2)                                  the Investment referred to in Section 4.17(a)(1) would be permitted under Section 4.07 (other than pursuant to clauses (6), (7) or (9) of the definition of Permitted Investments); and

(3)                                  such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b)         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)                                  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and

(2)                                  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

Section 4.18                                Limitation on Status as Investment Company.

The Company will not take any action that may require the Company to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act.

Section 4.19                                Certain Suspended Covenants

During any period of time that:  (i) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency), and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to this Section 4.19, the Company and its Restricted Subsidiaries will not be subject to Sections 4.07, 4.08, 4.09, 4.10 and 4.11 hereof (collectively, the “Suspended Covenants”).  During any period that the Suspended Covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the Suspended Covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 will be made as if Section 4.07 had been in effect since the date of this Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 was suspended.

ARTICLE 5
SUCCESSORS

Section 5.01                                Merger, Consolidation, or Sale of Assets.

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company unless:

(1)                                        the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under the Indenture;

(2)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)                                  immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a); provided that this clause (3) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the Indenture; and

(4)                                  the Company delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3)) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, however, that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiaries.

Section 5.02                                Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

Each of the following is an “Event of Default”:

(1)                                        default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of this Indenture;

(2)                                  default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the subordination provisions of this Indenture;

(3)                                  default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.14 of this Indenture;

(4)                                  the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) of this Section 6.01) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5)                                  there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)                                  any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7)                                  a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or group of such Persons or for all or substantially all of the property and assets of such Person or group of such Persons or (C) the winding up or liquidation of the affairs of such Person or group of such Persons and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8)                                  the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or group of such Persons or for all or substantially all of the property and assets of such Person or group of such Persons or (C) effects any general assignment for the benefit of creditors;

(9)                                  the revocation, termination, suspension or other cessation of effectiveness for a period or more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations at any Material Casino; provided that any voluntary relinquishment of or failure to renew after revocation a Gaming License of a Material Casino if such relinquishment or failure to renew is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders shall not constitute an Event of Default;

(10)                            there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, an event of default that arises out of or is related to the occurrence of a Trigger Event; or

(11)                            after the occurrence of a Trigger Event, the revocation, termination, suspension or other cessation of effectiveness of the gaming license with respect to the Empress Casino Joliet pursuant to the terms of the Trust Agreements.

Section 6.02                                Acceleration.

If an event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes to be immediately, due and payable.

Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest and Additional Interest, if any, shall be immediately due and payable.  In the event of a declaration of acceleration because of an Event of Default set forth in clause (5) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest or Additional Interest, if any, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06                                Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                  such Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                  Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  during such 60-day period, Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                                Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                                           to the Trustee, its agents and attorneys for amounts due under Sections 6.08 and 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                             to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third:                                       to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)         Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee will examine the certificates and opinions to determine whether or not they appear on their face to conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)          Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)             The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)          Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)          The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)             The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the

Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

In connection with the transfer or exchange of Notes by the Trustee pursuant to Section 2.06 hereof, the Trustee shall obtain a certificate in the form of Exhibit B or Exhibit C to this Indenture, as the case may be, and, if Item 3(d) on Exhibit B is checked, shall obtain a certificate in the form of Exhibit D to the Indenture and an Opinion of Counsel referenced therein.  The Trustee shall have no responsibility to inquire further or to investigate whether the matters included in any such certification or opinion are true or correct.  The Trustee shall have no responsibility to determine whether the conditions of this Indenture or the Notes governing transfer or exchange of Notes have been followed and shall have no responsibility to seek or obtain any Opinions of Counsel in connection with any transfer or exchange of Notes other than as set forth in this Section 7.04.  The Trustee shall have no responsibility to inquire whether the Company has complied with any covenant of Article 4, other than deliver of the certificate stated in Section 4.04(a).

Section 7.05                                Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders and the agent bank under the Credit Facility (the “Agent Bank”), a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.  The name and address of the Agent Bank for purposes of this Section 7.05 is Wells Fargo Bank, National Association, 5340 Kietzke, Suite 201, Reno, Nevada 89511, Attention:  Casey Potter, Vice President.  Any change in the identity or address of the Agent Bank shall be effective only if the Trustee receives written notice of the change, specifically providing that the change is effective for any notices to the Agent Bank under the Indenture.  If payment of the Notes is accelerated because of an Event of Default, the Trustee shall promptly notify the Agent Bank in accordance with this Section 7.05 of such acceleration.

Section 7.06                                Reports by Trustee to Holders.

(a)           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)          A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07                                Compensation and Indemnity.

(a)           The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder or as agreed to in writing from time to time.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation for ordinary and extraordinary services, disbursements and expenses of the Trustee’s agents and counsel.

(b)          The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder.  The Company will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not reimburse any expense or indemnify any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

(c)           The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)          To secure the Company’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)             The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)             A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                  the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)                                  this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03(a), 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17 and 4.18 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                  in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A)                              the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                                since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                                  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05                                Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                                Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07                                Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                                Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(1)                             cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments do not adversely affect the interests of the Holders in any material respect;

(2)                             comply with the provisions under Article 5;

(3)                             comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(4)                             evidence and provide for the acceptance of appointment by a successor Trustee;

(5)                             to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated February 5, 2004, relating to the initial offering of the Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(6)                             to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture; or

(7)                             make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                                With Consent of Holders.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.14) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders affected thereby a notice briefly describing the amendment,

supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)                                  reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)                                  waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.14);

(4)                                  change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(5)                                  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(6)                                  waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(7)                                  modify the subordination provisions in a manner adverse to the Holders; or

(8)                                  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver.

Section 9.03                                Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04                                Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05                                Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06                                Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

SUBORDINATION

Section 10.01                          Agreement to Subordinate.

The Company agrees, and each Holder by accepting a Note agrees, that the payment of the Senior Subordinated Obligations will, to the extent set forth herein, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Obligations due in respect of existing and future Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.02                          Liquidation; Dissolution; Bankruptcy.

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:

(1)                                  holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described below at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in such proceeding) before the Holders will be entitled to receive any payment on account of Senior Subordinated Obligations or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments made from the trust described in Article 8 hereof), in the event of any distribution to creditors of the Company:  (1) in a liquidation or dissolution of the Company; (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property; (3) in an assignment for the benefit of creditors; or (4) in any marshaling of the Company’s assets and liabilities.

(2)                                  until all Obligations due with respect to Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any proceeding described before at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in such proceeding) are paid in full in cash or cash equivalents, any such distribution to which Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive and retain (A) Permitted Junior Securities and (B) payments made from the trust described in Article 8 hereof).

Section 10.03                          Default on Designated Senior Indebtedness.

(a)                                  The Company and the Subsidiary Guarantors may not make any payment in respect of any Senior Subordinated Obligations (except in (A) Permitted Junior Securities or (B) from the trust described in Article 8 hereof) nor may any amounts be set aside or deposited pursuant to Article 8 if:

(1)                                  a payment default on Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

(2)                                  any other default occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the trustee or other representative for the holders of any Designated Senior Indebtedness, or the holders of at least a majority of the outstanding principal amount of such Designated Senior Indebtedness.  No new Payment Blockage Notice may be delivered unless and until: (A) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and (B) all scheduled payments of principal, interest and premium and Additional or Special Interest, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(b)                                 Payments on the Notes and the Subsidiary Guarantees may and shall be resumed:

(1)                                  in the case of a payment default, upon the date on which such default is cured or waived; and

(2)                                  in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received.

(c)                                  Notwithstanding the foregoing, the Company will be permitted to redeem any Notes to the extent required to do so by any Gaming Authority as described in Section 3.08 hereof.

Section 10.04                          Acceleration of Notes.

If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.05                          When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Senior Subordinated Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06                          Notice by Company.

The Company shall promptly notify the Trustee, holders of Senior Indebtedness and the Paying Agent of any facts known to the Company that would cause a payment of any Senior Subordinated Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 10.

Section 10.07                          Subrogation.

Subject to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, in cash or cash equivalents, and for the purpose of such subrogation no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Holders by virtue of this Article 10, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to holders or on account of the Senior Indebtedness, it being understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full, in cash or cash equivalents.

Section 10.08                          Relative Rights.

This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

(1)                                  impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(2)                                  affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

(3)                                  prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

Section 10.09                          Subordination May Not Be Impaired by Company.

No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10                          Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11                          Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Senior Subordinated Obligations with respect to the Notes to violate this Article 10.   Only the Company or a Representative may give the notice.  Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

Section 10.12                          Authorization to Effect Subordination.

Each Holder, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 10.13                          Amendments.

The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

ARTICLE 11

MISCELLANEOUS

Section 11.01                          Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 11.02                          Notices.

Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Argosy Gaming Company

219 Piasa Street

Alton, IL  62002-6232

Facsimile No.:  (618) 474-6232

Attention:  General Counsel

With a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, IL  60601

Facsimile No.:  (312) 558-5700

Attention:  R. Cabell Morris, Jr.

If to the Trustee:

J.P. Morgan Trust Company, National Association

55 West Monroe Street, 15th Floor, Suite IL1-0823

Chicago, Illinois  60670-0823

Facsimile No.:  (312) 336-8841

Attention:  Joseph J. Morand

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 11.03                          Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06                          Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07                          No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.08                          Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09                          No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10                          Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 11.11                          Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12                          Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 11.13                          Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

(Signature Page Follows)

SIGNATURES

Dated as of February 12, 2004

ARGOSY GAMING COMPANY

	By:	/s/ DALE R. BLACK
Dale R. Black
Senior Vice President and Chief Financial Officer

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

	By:	/s/ JOSEPH J. MORAND
Joseph J. Morand
Vice President

[Face of Note]

CUSIP/CINS

7% Senior Subordinated Notes due 2014

No.	$

Argosy Gaming Company

promises to pay to [                       ] or registered assigns,

the principal sum of                                                            DOLLARS on              , 20   .

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated:                 , 200

ARGOSY GAMING COMPANY

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

[Back of Note]

7% Senior Subordinated Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  Interest.  Argosy Gaming Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7% per annum from                      , 20   until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  The Company will pay interest and Additional Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be              , 20  .  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                  Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                  Paying Agent and Registrar.  Initially, J.P. Morgan Trust Company National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

(4)                                  Indenture.  The Company issued the Notes under an Indenture dated as of February 12, 2004 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Company.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                  Optional Redemption.

(a)                Except as set forth in subparagraph (b) of this Paragraph (5), the Company will not have the option to redeem the Notes prior to January 15, 2009.  On or after January 15, 2009, the Company will have the option to redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (subject to the right of Holders on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(b)               Notwithstanding the provisions of subparagraph (a) of this Paragraph (5), at any time prior to January 15, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.0% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on an interest payment date), with the Net Cash Proceeds (as defined in the Indenture) of one or more Equity Offerings (as defined in the Indenture); provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(6)                                  Gaming Redemption.  If any Gaming Authority (i) requests or requires a Holder or Beneficial Owner of Notes to appear before, submit to the jurisdiction of or provide information to, such Gaming Authority and such Holder or Beneficial Owner either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time; or (ii) determines that any Holder or Beneficial Owner of Notes is not suitable or qualified with respect to beneficial ownership of the Notes, then the Company may: (1) require that such Holder or Beneficial Owner dispose of its Notes within 30 days (or such earlier date as required by the Gaming Authority) of (a) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability or (b) the receipt of the notice from the Gaming Authority that the Holder or Beneficial Owner will not be licensed, qualified or found suitable; or (2) redeem the Notes of such Holder or Beneficial Owner at a price equal to the lesser of (a) the price at which such Holder or Beneficial Owner acquired such Notes or (b) the Fair Market Value of such Notes or, if the Notes are listed on a national securities exchange, the last reported sale price on the date the Company notifies such Holder or Beneficial Owner of the redemption. Immediately upon a determination that a Holder or Beneficial Owner will not be licensed, qualified or found suitable, the Holder or Beneficial

Owner will have no further rights (i) to exercise any right conferred by the Notes, directly or indirectly, through any trustee, nominee or any other Person or entity, or (ii) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes.  The Holder or Beneficial Owner applying for a license, qualification or finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

(7)                                  Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8)                                  Offers to Purchase.

(a)                                         Change of Control.  Within 30 days of the occurrence of a Change of Control, the Company shall commence and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the Payment Date.

(b)                                        Asset Sale. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of the Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness. Notwithstanding clauses (i) and (ii), the Company and its Restricted Subsidiaries will be permitted to consummate a Permitted Asset Swap without complying with such paragraph if (i) immediately after giving effect to such Permitted Asset Swap, the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.09(a) of the Indenture and (ii) the Company or the applicable Restricted Subsidiary, as the case may be, receives assets at the time of such Permitted Asset Swap of a value at least equal to the fair market value of the assets or other property sold or otherwise disposed of (as evidenced by a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, or, in the event that the fair market value of such Permitted Asset Swap exceeds $100.0 million, such fair market value has been determined by a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction contemplated thereby).

Within twelve months after the receipt of any Net Cash Proceeds from one or more Asset Sales occurring on or after the Closing Date, the Company shall or shall cause the relevant Restricted Subsidiary to (i)(A)  apply an amount equal to such Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment; and (ii) apply (no later than the end of the 12-month period referred to in (i)(B)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this paragraph (8)(b).  The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this paragraph (8) totals at least $25.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest and Additional Interest, if any, to the Payment Date.  If the aggregate principal amount of Notes and any such Pari Passu Indebtedness tendered by holders thereof exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness shall be purchased on a pro rata basis.  Upon the completion of any such Offers to Purchase, regardless of the amount of Notes validly tendered, the amount of Excess Proceeds shall be reset to zero.

(c)                                  Suspended Covenants.  During any period of time that:  (i) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency), and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to this paragraph (8)(c), the Company and its Restricted Subsidiaries will not be subject to the covenants set forth in paragraph (8)(a) and (8)(b) hereof and certain other covenants contained in the Indenture (collectively, the “Suspended Covenants”).  During any period that the Suspended Covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.17 of the Indenture.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the Suspended Covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated Section 4.07 of the Indenture will be made as if such section had been in effect since the date of the Indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment (as defined in the Indenture) made while Section 4.07 was suspended.

(9)                                  Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(10)                            Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)                            Persons Deemed Owners.  The registered Holder may be treated as its owner for all purposes.

(12)                            Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class.  Without the consent of any Holder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company’s obligations to Holders in case of a merger or consolidation; evidence and provide for the acceptance of appointment by a successor trustee; to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated February 5, 2004, relating to the initial offering of the Notes, to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to make any change that, in the good faith opinion of the Company’s Board of Directors will not materially and adversely affect the rights of any Holder.

(13)                            Defaults and Remedies.  Events of Default include:  (i) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in the payment of interest on any Note when the same becomes due an payable, and such default continues for a period of 30 days whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or 4.14 of the Indenture; (iv) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (i), (ii) or (iii) of this paragraph (13) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (v) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) certain events of bankruptcy or insolvency; or (viii) the revocation, termination, suspension or other cessation of effectiveness for a period or more than 90 consecutive days of any Gaming License that results in the cessation or suspension of gaming operations at any Material Casino; provided that any voluntary relinquishment of or failure to renew after revocation a Gaming License of a Material Casino if such relinquishment or failure to renew is, in the reasonable, good faith judgment of the Board of Directors of the Company, evidenced by a resolution of such Board, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders shall not constitute an Event of Default.  If an event of Default (other than an Event of Default arising out of certain events of bankruptcy or insolvency) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes to be immediately, due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest and Additional Interest, if any, shall be immediately due and payable.  In the event of a declaration of acceleration because of an Event of Default set forth in clause (v) of this paragraph has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (v) of this paragraph shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  If an Event of Default specified in clause (vii) of this paragraph (13) occurs with respect to the Company, the principal of, premium, if any, and accrued interest or Additional Interest, if any, on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

(14)                      Subordination.  Payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

(15)                            Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(16)                            No Recourse Against Others.  A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(17)                            Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18)                            Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19)                            Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of February 12, 2004, between the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(20)                            CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP, ISIN or other such numbers to be printed on the Notes, and the Trustee may use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(21)                            GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

Argosy Gaming Company

219 Piasa Street

Alton, IL  62002-6232

Attention:  General Counsel

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

–Section 4.10	–Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Argosy Gaming Company

219 Piasa Street

Alton, IL  62002-6232

Fax:

Attention:

J.P. Morgan Trust Company,

  National Association

55 West Monroe Street, 15th Floor, Suite IL1-0823

Chicago, Illinois  60670-0823

Attention: Corporate Trust Administration

Re:                               7% Senior Subordinated Notes due 2014

Reference is hereby made to the Indenture, dated as of February 12, 2004 (the “Indenture”), between Argosy Gaming Company, as issuer (the “Company”), and J.P. Morgan Trust Company, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)                                  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)    ☐  a beneficial interest in the:

(i)                               ☐  144A Global Note (CUSIP          ), or

(ii)                            ☐  Regulation S Global Note (CUSIP          ), or

(b)   ☐  Restricted Definitive Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    ☐  a beneficial interest in the:

(i)                               ☐  144A Global Note (CUSIP          ), or

(ii)                            ☐  Regulation S Global Note (CUSIP          ), or

(iii)                         ☐  Unrestricted Global Note (CUSIP              ); or

(b)   ☐  a Restricted Definitive Note; or

(c)    ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Argosy Gaming Company

219 Piasa Street

Alton, IL  62002-6232

Fax:

Attention:

J.P. Morgan Trust Company,

  National Association
55 West Monroe Street, 15th Floor, Suite IL1-0823

Chicago, Illinois  60670-0823

Attention: Corporate Trust Administration

Re:                               7% Senior Subordinated Notes due 2014

(CUSIP               )

Reference is hereby made to the Indenture, dated as of February 12, 2004 (the “Indenture”), between Argosy Gaming Company, as issuer (the “Company”), and J.P. Morgan Trust Company, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐                Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐               Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐                Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐               Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐                Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐               Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨144A Global Note, ¨Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Argosy Gaming Company

219 Piasa Street

Alton, IL  62002-6232

Fax:

Attention:

J.P. Morgan Trust Company,

  National Association

55 West Monroe Street, 15th Floor, Suite IL1-0823

Chicago, Illinois  60670-0823

Attention: Corporate Trust Administration

Re:                               7% Senior Subordinated Notes due 2014

Reference is hereby made to the Indenture, dated as of February 12, 2004 (the “Indenture”), between Argosy Gaming Company, as issuer (the “Company”) and J.P. Morgan Trust Company, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a)                                  ☐                                    a beneficial interest in a Global Note, or

(b)                                 ☐                                    a Definitive Note,

we confirm that:

1.                                       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities

D-1

Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-1